EXHIBIT 4-F

COLLATERAL ASSIGNMENT OF LESSEE'S INTEREST IN LEASES


THIS COLLATERAL ASSIGNMENT OF LESSEE'S INTEREST IN LEASES (the "Assignment") is made as of July 26, 1999, by SOUTHWEST DINING, INC., an Indiana corporation ("Lessee") to CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent under the hereinafter defined Credit Agreement (the "Agent"). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.


W I T N E S S E T H:


WHEREAS, Lessee is the tenant under certain Leases identified on Exhibit A (as amended or modified and including all extensions, renewals or replacements thereof, the "Leases") between Lessee and (the "Lessor") covering the premises identified in Exhibit A hereto (the "Premises");

WHEREAS, Quality Dining, Inc. and GAGHC, Inc. (the "Borrowers") have entered into that certain Third Amended and Restated Revolving Credit Agreement dated as of May 11, 1999, as amended by a First Amendment to Third Amended and Restated Revolving Credit Agreement dated as of July 26, 1999 (said agreement as so amended and as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Credit Agreement") among the Borrowers, the Banks which are party thereto and the Agent, pursuant to which the Banks have agreed to make available to the Borrowers revolving credit loans and letters of credit in accordance with the terms thereof;

WHEREAS, it is a condition to the agreement of the Banks' obligation to make loans under the Credit Agreement that the Obligations are secured by the collateral as described and as provided herein;

NOW, THEREFORE, the Lessee, for and in consideration of these presents and the mutual agreements herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, and to secure payment and performance of the Obligations, does hereby collaterally, assign and transfer unto and grant a security interest in favor of the Agent in all of Lessee's right, title and interest, as lessee, in and to the Leases, including any and all extensions, renewals and replacements thereof (the "Collateral").

To protect and further the security of this Assignment, the Lessee agrees as follows:

1. Leasehold Estate. Lessee hereby represents and covenants:

(a) that the Leases are in full force and effect and unmodified;

(b) that all rents (including additional rents and other charges) reserved in the Leases have been paid to the extent they were payable prior to the date hereof;

(c) that there is no uncured default under the Leases or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of the Lessee to be observed and performed. Further, no state of facts exist under the Leases which, with the lapse of time or giving of notice or both, would constitute a default thereunder.

This Assignment is a collateral assignment, made to secure the Obligations and is effective immediately. Notwithstanding anything contained herein to the contrary, the Agent shall not be responsible or obligated to the Lessor for any obligation, agreement or liability of the Lessee under the Leases, unless and until Lessor elects to assume the Leases pursuant to Section 6 hereof and delivers to Lessor written notice of such assumption. Notwithstanding this Assignment, the Lessee shall be and remain obligated to the Lessor to perform all of the Lessee's obligations and agreements under the Leases, and the Lessor shall be and remain obligated to the Lessee to perform all of the Lessor's obligations and agreements under the Leases.

2. Payment of Lease Expenses. The Lessee shall pay or cause to be paid all rents, additional rents, taxes, assessments, water rates, sewer rents, and other charges and impositions payable by the Lessee under the Leases for which provision has not been made hereinbefore, when and as often as the same shall become due and payable. Lessee will in every case deliver, or cause to be delivered, a proper receipt for any such item so paid and will, upon request by Agent, within ten (10) days after the time when such payment shall be due and payable, deliver to the Agent, a copy of the receipts for any such payments.

3.   Lessee's Representations and Covenants with Respect to
Leases.

(a) Lessee is the sole owner of the entire lessee's interest in the Lease, and has not executed and shall not execute any other assignment of the Leases and has not conveyed and will not convey to another or encumber any interest it has under the Leases or in the Premises and has not and shall not perform any acts or execute any other instruments that might prevent Agent from fully exercising its rights under any of the terms, covenants and conditions of this Assignment. Lessee further agrees to defend the leasehold estate created under the Leases for the entire remainder of the term set forth therein, against all and every person or persons lawfully claiming, or who may claim the same or any part thereof, subject to the payment of the rents in the Leases reserved and subject to the performance and observance of all of the terms, covenants, conditions and warranties thereof.

(b) The Leases are valid and enforceable in accordance with their terms and have not been altered, modified, amended or terminated and none of the terms and conditions thereof has been waived in any manner whatsoever except in each case as disclosed in writing to Agent.

(c) The Lessee shall at all times promptly and faithfully keep and perform, or cause to be kept and performed, all the covenants and conditions contained in the Leases by the Lessee under the Leases to be kept and performed and in all respects conform to and comply with the terms and conditions of the Leases, and the Lessee further covenants that it shall not do or permit anything which will impair or tend to impair the security of the Banks and the Agent under the Loan Documents or will be grounds for declaring a forfeiture of the Leases, and upon any such failure aforesaid, Lessee shall be subject to all of the rights and remedies granted Agent under the Loan Documents.

(d) The Leases are in full force and effect. The Lessee shall not modify, extend or in any way alter the terms of the Leases or cancel or surrender the Leases, or waive, execute, condone or in any way release or discharge the Lessor of or from the obligations, covenants, conditions and agreements by the Lessor to be done and performed; and the Lessee does expressly release, relinquish and surrender unto the Agent all of its rights, power and authority to cancel, surrender, amend, modify or alter in any way the terms and provisions of the Leases and any attempt on the part of the Lessee to exercise any such right without the written approval and consent of the Agent thereto being first had and obtained shall constitute a default under the terms hereof and under the Loan Documents.

(e) Lessee shall be deemed in default if the Lessee fails to give the Agent immediate notice of any default under the Leases (or any of them) or of the receipt by it of any notice of default from the Lessor thereunder, or if the Lessee fails to furnish to the Agent immediately any and all information which it may request concerning the performance by the Lessee of the covenants of the Leases, or if the Lessee fails to permit the Agent or its representative at all reasonable times to make investigation or examination concerning the performance by the Lessee of the covenants of the Leases, or if the Lessee fails to permit the Agent or its representative at all reasonable times to make investigation or examination concerning such performance. The Lessee shall deliver to the Agent an original executed copy of the Leases, an estoppel certificate from the Lessor of the Leases within ten (10) days of request by Agent and in such form and content as shall be reasonably satisfactory to Agent, as well as any and all documentary evidence received by it showing compliance by the Lessee with the provisions of the Leases.

(f) In the event of any failure by Lessee to perform any covenant on the part of Lessee to be observed and performed under the Leases, the performance by Agent of behalf of Lessee of such covenant shall not remove or waive, as between Lessee and Agent, the corresponding default under the terms hereof and any amount so advanced by Agent or any costs incurred in connection therewith, with interest thereon at an interest rate per annum equal to the Base Rate plus 2.0%, shall constitute additional indebtedness and be immediately due and payable.

4. Merger. So long as any of the Obligations shall remain unpaid, unless the Agent shall otherwise in writing consent, the fee title and the leasehold estate created under each of the Leases shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in the Lessor or in the Lessee, as lessee, or in a third party, by purchase or otherwise; and the Lessee covenants and agrees that if it shall acquire the fee title, or any other estate, title or interest in the Premises covered by said Leases, the Leases shall be considered as assigned or conveyed to the Agent and the lien hereof spread to cover such estate with the same force and effect as though specifically herein assigned or conveyed and spread. The provisions of this paragraph shall not apply if the Agent or any Bank acquires the fee of the Premises unless Agent shall so elect.

5. Further Assurances and Assignments. The Lessee agrees to execute and deliver, immediately upon the request of Agent, all such further assurances and assignments concerning the Leases or the Premises as Agent shall from time to time require.

6. Exercise of Remedies. In the event of an Event of Default, Agent may, at its option, do any of the following:
(i) cause the Leases (or any of them) to be sold at private or public sale to the highest bidder for cash in accordance with the provisions of the Uniform Commercial Code or other applicable law; (ii) assume the Leases (or any of them), designate a third party to assume the Leases (or any of them) or assign the Leases (or any of them) to a third party; (iii) assume the Leases (or any of them) or sublease the Leases (or any of them) or the Premises or any part thereof to a third party; and (iv) exercise any other right or remedy the Agent may have by contract, at law, or in equity. Upon demand of Agent, the Lessee agrees to surrender to Agent and Agent (or its designee) shall be entitled to take actual possession of the Premises or any part thereof
personally, or by its agents or attorneys.   Agent is hereby
vested with full power to use all measures, legal and equitable, deemed by it necessary or proper to enforce this Assignment, including the right of
Agent (or its designee) with or without force or notice and with or without process of law, to enter upon and take and maintain possession of all or any part of the Premises, together with all personal property, fixtures, documents, books, records, papers and accounts of the Lessee or the then owner of the Premises relating thereto, and may exclude the Lessee, its agents, or servants, wholly therefrom and may as attorney-in-fact of the Lessee, or in its own name and under the powers herein granted, hold, operate, manage and control the Premises and conduct the business, if any, thereof either personally or by its agents. Lessee hereby grants full power and authority to Agent to exercise all rights, privileges and powers herein granted at any and all times hereinafter, without notice to Lessee. Agent shall be under no obligation to exercise or prosecute any of the rights or claims assigned to in hereunder or to perform or carry out any of the obligations of the lessee/tenant under the Leases and does not assume any of the liabilities in connection with or arising or growing out of the covenants and agreements of Lessee in the Leases.

7. Indemnity. Agent shall not at any time (regardless of any exercise by Agent, or right of Agent to exercise, any powers herein conferred) be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases and the Lessee shall and does hereby agree to indemnify and hold Agent harmless from any and all liability, loss or damage which Agent may or might incur under or by reason of (a) the Leases, (b) the assignment thereof, (c) any action taken by Agent or its agents hereunder, unless constituting willful misconduct or gross negligence, or (d) claims and demands which may be asserted against it by reason of any alleged obligations or undertakings on its part (or to cause the Lessee) to perform or discharge any of the terms, covenants or agreements contained in the Leases.

8. Power of Attorney. The Lessee does hereby appoint irrevocably the Agent its true and lawful attorney in its name and stead and hereby authorizes Agent, with or without taking possession of the Premises, to take any and all actions under the Leases, on behalf of Lessee, as it may deem necessary. The power of attorney conferred upon Agent pursuant to this Assignment is a power coupled with an interest and cannot be revoked, modified or altered without the written consent of Agent. Notwithstanding the foregoing, the Agent agrees not to exercise any power granted pursuant to this Section 8 except upon a default hereunder or an Event of Default under the Credit Agreement.

9. Occurrence of Default. Agent shall not exercise any of the rights and powers conferred upon it herein until and unless there shall occur a default hereunder or an Event of Default as defined in the Credit Agreement. Notwithstanding the foregoing, Agent shall be under no obligation to exercise its rights hereunder.

10. Election of Remedies. The provisions set forth in this Assignment shall be deemed a special remedy given to Agent, and shall not be deemed exclusive of any of the remedies granted in the Credit Agreement, all of which remedies shall be enforceable concurrently or successively. No exercise by Agent of any of its rights hereunder shall cure, waive or affect any default hereunder or any Default or Event of Default under the Credit Agreement. No inaction or partial exercise of rights by Agent shall be construed as a waiver of any of its rights and remedies, and no waiver by Agent of any such rights and remedies shall be construed as a waiver by Agent of any of its other rights and remedies.

11. Notices. Any notice which any party hereto may desire or may be required to give to any other party hereto shall be given as set forth in the Credit Agreement.

12. Governing Law; Interpretation. This Assignment shall be governed by the laws of the State of Indiana. Wherever possible each provision of this Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment. Time is of the essence of this Assignment. This Assignment shall be binding on the successors and assigns of the parties hereto, however, Lessee may not assign its rights and obligations hereunder without the prior written consent of Agent.

13.  Miscellaneous.

(a) Agent may take or release other security for the Obligations, may release any party primarily or secondarily liable for any of the Obligations, may grant extensions, renewals or indulgences with respect to such Obligations and may apply any other security therefor held by it to the satisfaction of such Obligations without prejudice to any of its rights hereunder.

(b) Waiver of or acquiescence by Agent in any default by the Lessee, or failure of the Agent to insist upon strict performance by the Lessee of any warranties or agreements in this Assignment, shall not constitute a waiver of any subsequent or other default or failure, whether similar or dissimilar.

(c) The rights and remedies of Agent under this Assignment are cumulative and are not in lieu of, but are in addition to any other rights or remedies which Agent shall have under the Loan Documents or any other documents executed in connection therewith, or at law or in equity.

(d) If any term of this Assignment, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

(e) The terms "Agent" and "Debtor" shall be construed to include the successors and assigns of each party. The genders and numbers used in this assignment are used as reference terms only and shall apply with the same effect whether the parties are of the masculine or feminine gender or corporate or other form, and the singular shall likewise include the plural.

(f) This Assignment may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

(g) The rights and remedies of Agent under this Assignment are subordinate to Captec Financial Group, Inc. ("Captec") and CNL Financial Services, Inc. ("CNL") pursuant to and in accordance with the terms and conditions of that certain
Intercreditor Agreement dated August 3, 1999 (the
"Intercreditor Agreement") by and among Captec, CNL, Agent,
Lessee and certain affiliates of Lessee.

(h) So long as the Intercreditor Agreement is in effect, neither Lessee nor Agent shall cause or permit any recordation in any public records of this Assignment or any memorandum thereof, without the prior written consent of Captec and CNL.

IN WITNESS WHEREOF, the undersigned has caused this agreement to be executed as of the day and year first above written.

                                   SOUTHWEST DINING, INC.
By:________________________________
Its:________________________________

 STATE OF ______________      )
                              )  ss:
COUNTY OF _______________     )

     BE IT REMEMBERED, that on this _______ day of ____________, 1999, before me, the subscriber, an officer duly authorized to take acknowledgments for use in the State of ________, personally appeared ________________________, who, I am satisfied is the person who executed the within Instrument as the __________________ of
_____________________, the corporation named therein, and I having first made known to [him] [her] the contents thereof, [he] [she] did thereupon acknowledge that the said Instrument made by the said corporation and delivered by [him] [her] as such officer, is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors, for the uses and purposes therein expressed.





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